Exhibit (n): Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 43 to the Registration Statement on Form N-6, 33-15290 of RiverSource® Variable Universal Life Insurance of our report dated April 19, 2018 relating to the financial statements of RiverSource Life Insurance Co. of New York and our report dated April 20, 2018 relating to the financial statements of RiverSource of New York Account 8, which appear in Post-Effective Amendment 33 to the Registration Statement on Form N-6, 333-42257. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota April 23, 2018